               Mail to: Secretary of State         For office use only 002
                        Corporations Section
                        1560 Broadway, Ste 200
                        Denver, CO 80202
                        Tel: (303) 804-2251
MUST BE TYPED           Fax: (303) 894-2242
FILING FEE: $25,00
MUST SUBMIT TWO                                    19971139702  M
COPIES                 DPC 19871676075             $ 25.00
		                                       SECRETARY OF STATE
                       ARTICLES OF AMENDMENT       09-03-97  11:44:45
Please include a	      OF THE
typed	               ARTICLES OF INCORPORATION
self-addressed
envelope

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is SURE HAIR, INC.

SECOND: The following amendment to the Articles of Incorporation was adopted on July 15, 1997, as prescribed by the Colorado Business Corporation Act. In the manner marked with an X below:

_______ No shares have been issued or Directors Elected -Action by
        Incorporators
_______ No shares have been issued but Directors Elected -
        Action by Directors
_______ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.
X       Such amendment was adopted by a vote of the shareholders. The number
_______ of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is:

PALMER MEDICAL, INC.

FOURTH- The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be affected, is as follows:

If these amendments are to have a delayed effective date, please list that date:
July 16, 1997
_________________(Not to exceed ninety (90) clays from the date of filing)

                             PALMER MEDICAL, INC. (Formerly Sure Hair, Inc.)
                             -----------------------------------------------

                             /s/ Bill Edwards
                    Signature_______________________________

                    Title    BILL EDWARDS, PRESIDENT & DIRECTOR
                             ___________________________________

                                                             Revised 7/95